Registration No. 333-___________
      As filed with the Securities and Exchange Commission
                         on May 22, 1997
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549
        ________________________________________________
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
        ________________________________________________
                      COLTEC INDUSTRIES INC
         Pennsylvania                       13-1846375
   (State or jurisdiction of             (I.R.S. Employer
Incorporation or Organization)         Identification No.)

                        3 Coliseum Centre
                      2550 West Tyvola Road
                Charlotte, North Carolina  28217
            (Address of principal executive offices)
           ___________________________________________
                   1997 RESTRICTED STOCK PLAN
                      FOR OUTSIDE DIRECTORS
                    (Full title of the plan)
           ___________________________________________
                         Robert J. Tubbs
     Executive Vice President, Secretary and General Counsel
                      Coltec Industries Inc
                        3 Coliseum Centre
                      2550 West Tyvola Road
                      Charlotte, NC  28217
             (Name and address of agent for service)
                          704-423-7000
             (Telephone number of agent for service)
                  Copies of communications to:
                   Vincent C. Deluzio, Esquire
           Buchanan Ingersoll Professional Corporation
                        One Oxford Centre
                  301 Grant Street, 20th Floor
                    Pittsburgh, PA 15219-1410
                          412-562-8947
           ___________________________________________
                 CALCULATION OF REGISTRATION FEE
Title of            Amount    Proposed  Proposed     Amount of
Securities To Be    to Be     Maximum   Maximum      Registrat
Registered          Register  Offering  Aggregate    ion Fee
                    ed        Price     Offering
                              Per       Price
                              Share
Capital Stock (par   25,000      (1)        (1)         $142
value $.01 per
share)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). Such price, which is the average of the high and low prices for the Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal, on May 20 1997, has been determined in accordance with Rule 457(c).

                             PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement relates to the Coltec Industries
Inc 1997 Restricted Stock Plan for Outside Directors (the
"Plan").  Coltec Industries Inc (the "Corporation" or the
"Registrant") is incorporated in the Commonwealth of Pennsylvania.

Item 3.   Incorporation of Documents by Reference

     The Corporation hereby incorporates by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates by reference, from the date of filing of such documents, all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

     (a) The latest annual report of the Corporation filed pursuant to Section 13(a) or 15(d) under the Securities Exchange
Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Common Stock of the Corporation contained in the Corporation's registration statement filed under
Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Article Seventh of the Corporation's Amended and Restated Articles of Incorporation provides for indemnification of officers and directors of the Corporation to the extent permitted by Pennsylvania law, which generally permits indemnification for actions taken by officers or directors as representatives of the Corporation in good faith and in a manner reasonably believed to be in the Corporation's best interests, subject to certain limitations.

     In accordance with Pennsylvania law, the Corporation's Amended and Restated Articles of Incorporation and By-laws contain provisions eliminating the personal liability of directors to the Corporation and its shareholders for monetary damages for breaches of their fiduciary duties, except for breach of a director's duty to act with statutorily defined due care and for a breach which constitutes self-dealing, willful misconduct or recklessness. The applicable provisions of Pennsylvania law pertain only to breaches of duty by directors as directors and not in any other corporate capacity, including as officers. As a result of the inclusion of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings

    a)   The undersigned Registrant hereby undertakes:
          1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 22nd day of May 1997.

                              COLTEC INDUSTRIES INC


                              By:  /s/ David D. Harrison
                                David D. Harrison, Executive
                                Vice President and Chief
                                Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Guffey, Jr., Robert J. Tubbs and David D. Harrison, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities noted on May 22, 1997.

        Name and Title                    Name and Title

     /s/ William H. Grigg             /s/ David I. Margolis
       William H. Grigg                 David I. Margolis
           Director                          Director

    /s/ John W. Guffey, Jr.               /s/ Joel Moses
      John W. Guffey, Jr.                   Joel Moses
   Director, Chairman of the                 Director
            Board,
  Chief Executive Officer and
           President

     /s/ David D. Harrison            /s/ Richard A. Stuckey
       David D. Harrison                Richard A. Stuckey
   Director, Executive Vice                  Director
           President
  and Chief Financial Officer
          (Principal
   Financial and Accounting
           Officer)

                           EXHIBIT INDEX

Exhibit
 No.                         Description

4.01 Credit Agreement, dated as of March 24, 1992 (the "Credit Agreement") among Coltec Industries, Inc ("Coltec") and the financial institutions party thereto, Bankers Trust Company, Manufacturers Hanover Trust Company, Barclays Bank PLC, New York Branch and Credit Lyonnais New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, filed as Exhibit 4.13 to Coltec Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

4.02 First Amendment, dated as of April 1, 1992, to the Credit Agreement, dated as of March 24, 1992, filed as Exhibit 3 to Coltec's Current Report on Form 8-K, dated April 1, 1992 and incorporated herein by reference.

4.03     Second Amendment, dated as of April 8, 1992, to the
         Credit Agreement, filed as Exhibit 4.7 to Coltec's
         Annual Report on Form 10-K for the year ended
         December 31, 1993 and incorporated herein by reference.

4.04 Third Amendment and Waiver, dated as of September 3, 1992, to the Credit Agreement, filed as Exhibit 4.8 to Coltec's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

4.05 Fourth Amendment and Consent, dated as of September 25, 1992, to the Credit Agreement, filed as Exhibit
         4.9 to Coltec's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

4.06     Fifth Amendment, dated as of May 26, 1993, to the
         Credit Agreement, filed as Exhibit 4.10 to Coltec's
         Annual Report on Form 10-K for the year ended
         December 31, 1993 and incorporated herein by reference.

4.07     Sixth Waiver, dated as of August 3, 1993, to the
         Credit Agreement, filed as Exhibit 4.11 to Coltec's
         Annual Report on Form 10-K for the year ended
         December 31, 1993 and incorporated herein by reference.

4.08     Seventh Consent, dated as of October 27, 1993, to the
         Credit Agreement, filed as Exhibit 4.12 to Coltec's
         Annual Report on Form 10-K for the year ended
         December 31, 1993 and incorporated herein by reference.

4.09     Eighth Waiver, dated as of December 23, 1993, to the
         Credit Agreement, filed as Exhibit 4.12 to Coltec's
         Annual Report on Form 10-K for the year ended
         December 31, 1993 and incorporated herein by reference.

4.10 Credit Agreement among Coltec, Various Banks, The Co-Agents and Bankers Trust Company, as Administrative Agent dated as of March 24, 1992 and Amended and Restated as of January 11, 1994 (the "Amended Credit Agreement"), filed as Exhibit 4.14 to Coltec's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

4.11 First Waiver, dated as of December 15, 1994, to the Amended Credit Agreement, filed as Exhibit 4.15 to Coltec's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

4.12     First Amendment, dated as of October 11, 1995, to the
         Amended Credit Agreement, filed as Exhibit 4.1 to
         Coltec's Current Report on Form 8-K, dated July 1,
         1996 and incorporated herein by reference.

4.13     Second Waiver, dated as of June 5, 1995, to the
         Amended Credit Agreement, filed as Exhibit 4.16 to
         Coltec's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

4.14 Second Amendment, dated as of November 17, 1995, to the Amended Credit Agreement, filed as of Exhibit
         4.17 to Coltec's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

4.15     Third Amendment, dated as of May 14, 1996, to the
         Amended Credit Agreement, filed as Exhibit 4.2 to
         Coltec's Current Report on Form 8-K, dated July 1,
         1996 and incorporated herein by reference.

4.16     Fourth Amendment, dated as of June 6, 1996, to the
         Amended Credit Agreement, filed as Exhibit 4.3 to
         Coltec's Current  Report on Form 8-K, dated July 1,
         1996 and incorporated herein by reference.

4.17 Form of Indenture, dated as of October 26, 1992, between Coltec and United States Trust Company of New York, as Trustee, relating to Coltec's 9-3/4% Senior Notes Due 1999 (including the form of 9-3/4% Senior Note Due 1999), filed as Exhibit 4.1 to Coltec's Registration Statement on Form S-3 (No. 33-52414) and incorporated herein by reference.

4.18 Indenture, dated as of April 1, 1992, between Coltec and United States Trust Company of New York, as Trustee, relating to Coltec's 9-3/4% Senior Notes Due 2000 (including the form of 9-3/4% Senior Note Due
         2000), filed as Exhibit 4 to Coltec's Current Report on Form 8-K, dated April 1, 1992 and incorporated herein by reference.

4.19 Credit Agreement among Coltec, Various Banks, Bankers Trust Company, as Administrative Agent, and Bank of America Illinois, as Documentation Agent, and The Chase Manhattan Bank, as Syndication Agent, dated as of March 24, 1992 and Amended and Restated as of January 11, 1994 and further Amended and Restated as of December 18, 1996, filed as Exhibit 4.20 to Coltec's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

5.01     Opinion of Buchanan Ingersoll Professional
         Corporation as to the legality of the securities being registered is filed herewith.

23.01    Consent of Arthur Andersen LLP.

23.02    Consent of Buchanan Ingersoll Professional
         Corporation is contained in the opinion filed as
         Exhibit 5.01 herewith.

24.01 Powers of Attorney included as part of the signature page hereof.

                           EXHIBIT NO. 5.01


   Opinion of Buchanan Ingersoll Professional Corporation

                        May 22, 1997


Board of Directors
Coltec Industries Inc
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, NC  28217

Gentlemen:

      We have acted as counsel to Coltec Industries Inc, a Pennsylvania corporation (the "Corporation"), in connection with the proposed issuance by the Corporation of up to 25,000 shares of the Corporation's common stock (the "Common Stock"), pursuant to the terms of the 1997 Restricted Stock Plan for Outside Directors (the "Plan").

      In connection with such proposed issuance, we have examined the Plan, the Certificate of Incorporation of the Corporation, as amended and restated, the By-laws of the Corporation, as amended and restated, the relevant corporate proceedings of the Corporation, the Registration Statement on Form S-8 covering the issuance of the shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      BUCHANAN INGERSOLL
                                      PROFESSIONAL CORPORATION


                                        By:/s/ James J. Barnes

                                              EXHIBIT NO. 23.01



              Independent Accountants' Consent

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 31, 1997 included and incorporated by reference into Coltec Industries Inc's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP
Charlotte, North Carolina
May 22, 1997